UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2011

SUNESIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51531	94-3295878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

395 Oyster Point Boulevard, Suite 400 South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 266-3500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2011, our Board of Directors, or the Board, approved our 2011 Bonus Program. The 2011 Bonus Program provides our executive officers and other eligible employees the opportunity to earn cash bonuses based on the level of achievement by us of certain corporate objectives, or the Corporate Objectives, and by each participant of certain individual objectives, or the Individual Objectives, from January 1, 2011 through December 31, 2011. The terms of the 2011 Bonus Program are substantially consistent with the terms of our 2010 Bonus Program.

The Board has approved the Corporate Objectives and assigned a weighting to each objective. The Compensation Committee of the Board, or the Committee, will set the Individual Objectives of our chief executive officer, as well as the Individual Objectives of the remaining executive officers based on the recommendations of the chief executive officer. The Individual Objectives of non-executive participants will be set by each participant’s immediate supervisor.

Each eligible participant in the 2011 Bonus Program may receive a cash bonus in an amount up to a specified percentage of such participant’s annual base salary earned in 2011, or the Bonus Targets. Under the 2011 Bonus Program, the Bonus Targets range from 30% to 50% of a participant’s 2011 base salary for vice president level employees and above. The Bonus Targets for each of our named executive officers is as follows:

Named Executive Officer	Bonus Target Percentage
Daniel N. Swisher, Jr. President and Chief Executive Officer	50.0%
Eric H. Bjerkholt Senior Vice President, Corporate Development and Finance, Chief Financial Officer and Corporate Secretary	37.5
Steven B. Ketchum, Ph.D. Senior Vice President, Research and Development	37.5

The Committee will determine the degree to which the Corporate Objectives have been met after receiving the analysis and recommendations of management. Based on such determination, the Committee will adjust these Bonus Targets accordingly.

The Committee will also determine the level of achievement of the Individual Objectives by our chief executive officer based on its evaluation of the chief executive officer’s achievements and by the remaining executive officers based on the recommendations of the chief executive officer.

There is no set formula for determining the amount of bonus earned under the 2011 Bonus Program based on the achievement of the Corporate and Individual Objectives. Rather, the Committee will exercise its discretion in determining the amount of cash bonus actually earned. Payment under the 2011 Bonus Program is expected to occur in the first quarter of 2012. A participant must remain an employee through the payment date under the 2011 Bonus Program to be eligible to earn a cash bonus.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Sunesis Pharmaceuticals, Inc. 2011 Bonus Program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNESIS PHARMACEUTICALS, INC.

Dated: February 18, 2011

	By:	/s/ Eric H. Bjerkholt
Eric H. Bjerkholt
Senior Vice President, Corporate Development and Finance, Chief Financial Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Sunesis Pharmaceuticals, Inc. 2011 Bonus Program.